UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008 (April 24, 2008)

WYETH

(Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.	07940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Bernard Poussot as Chairman of the Board and Retirement of Robert Essner Effective June 27, 2008

On April 24, 2008, the Wyeth Board of Directors elected Mr. Bernard Poussot, President and Chief Executive Officer of Wyeth, to the additional position of Chairman of the Board of Wyeth, effective June 27, 2008. Mr. Robert Essner, Chairman of the Board and a director of Wyeth, has announced plans to retire as Chairman and a director effective June 27, 2008. Attached hereto as Exhibit 99.1 is the related press release.

Retirement of Robert R. Ruffolo, Jr., Ph.D.

On April 30, 2008, Wyeth announced that Robert R. Ruffolo, Jr., Ph.D., Senior Vice President and President, Wyeth Research, will retire later this year. Attached hereto as Exhibit 99.2 is the related press release.

Amendment and Restatement of the Wyeth 2005 Amended and Restated Stock Incentive Plan

On April 24, 2008, Wyeth stockholders approved the further amendment and restatement of the Wyeth 2005 Amended and Restated Stock Incentive Plan, as adopted by the Board of Directors on February 28, 2008 (the “Newly Amended 2005 Plan”). The terms of the Newly Amended 2005 Plan are substantially similar to the prior plan; however, the amendment and restatement, among other changes: (1) increases the number of shares available for issuance by 50,000,000 shares, from 45,000,000 to 95,000,000 shares, which includes (A) an increase in the number of shares available for issuance pursuant to restricted stock and restricted stock unit awards and other full-value share awards by 15,000,000 shares, from 6,000,000 to 21,000,000 shares and (B) an increase in the number of shares subject to options intended to be exempt under Section 162(m) of the Internal Revenue Code of 1986, as amended, that may be granted to any individual such that the limit on such awards is the same as the maximum number of shares of common stock that can be issued under the Newly Amended 2005 Plan; and (2) expands the types of awards available for grant beyond stock options, restricted stock and restricted stock unit awards to include other stock-based awards.

Reference is made to the proxy statement for Wyeth’s 2008 Annual Meeting of Stockholders for a more complete description of the Newly Amended 2005 Plan.

Item 8.01.	Other Events.

Adoption of the Wyeth 2008 Non-Employee Director Stock Incentive Plan

On April 24, 2008, Wyeth stockholders approved the Wyeth 2008 Non-Employee Director Stock Incentive Plan, as adopted by the Board of Directors on November 15, 2007 (the “2008 Directors Plan”). The 2008 Directors Plan provides for the automatic grant of deferred stock units to each non-employee director on the date of each Annual Meeting of Stockholders, unless otherwise determined by the Compensation and Benefits Committee of Wyeth’s Board of Directors. The number of deferred stock units granted with each annual award will be determined by a formula and will equal: (i) 60% of the aggregate amount of compensation to be paid to each non-employee director (other than any committee chairman fee) in a given calendar year, as determined by the Nominating and Governance Committee of Wyeth’s Board of Directors, divided by (ii) the fair market value of one share of Wyeth common stock as of the date of the Annual Meeting of Stockholders, which amount will be rounded up to the nearest whole share. Distribution of shares covered by deferred stock unit awards is deferred until the later of the termination of the non-employee director’s service on the Board of Directors or a later date elected by the non-employee director. The total number of shares authorized under the 2008 Directors Plan is 300,000.

Reference is made to the proxy statement for Wyeth’s 2008 Annual Meeting of Stockholders for a more complete description of the 2008 Directors Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

(99.1)	Press Release, dated April 24, 2008, announcing the election of Bernard Poussot as Chairman of the Board.
(99.2)	Press Release, dated April 30, 2008, announcing the retirement of Robert R. Ruffolo, Jr., Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2008	WYETH

	By:	/s/ Eileen M. Lach
	Name:	Eileen M. Lach
	Title:	Vice President, Corporate Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description
(99.1)	Press Release, dated April 24, 2008, announcing the election of Bernard Poussot as Chairman of the Board.
(99.2)	Press Release, dated April 30, 2008, announcing the retirement of Robert R. Ruffolo, Jr., Ph.D.